Exhibit 99.2 The Allstate Corporation Allstate Protection Impact of Net Rate Changes Implemented on Premiums Written For the month ended December 31, 2023 Three months ended December 31, 2023 Number of locations (1) Total brand (%) (2) (3) Location specific (%) (4) Number of locations (1) Total brand (%) (2) (3) Location specific (%) (4) Allstate brand Auto 15 5.0 16.5 33 6.9 13.5 Homeowners (5) 10 1.2 12.0 20 1.8 9.0 National General Auto 20 1.7 7.6 39 4.0 10.2 Homeowners (5) 7 0.6 13.6 17 4.5 18.5 Three months ended September 30, 2023 Three months ended June 30, 2023 Number of locations (1) Total brand (%) (2) (3) Location specific (%) (4) Number of locations (1) Total brand (%) (2) (3) Location specific (%) (4) Allstate brand Auto 25 2.0 5.9 34 5.8 10.0 Homeowners (5) 12 2.1 6.5 20 2.5 12.3 National General Auto 33 3.3 6.2 27 3.6 13.9 Homeowners (5) 11 1.2 17.6 10 3.8 23.5 (1) Refers to the number of U.S. states, the District of Columbia or Canadian provinces where rate changes have been implemented. Allstate brand operates in 50 states, the District of Columbia, and 5 Canadian provinces. National General operates in 50 states and the District of Columbia. (2) Represents the impact in the locations where rate changes were implemented during the period as a percentage of total brand prior year-end premiums written. (3) Allstate brand implemented auto insurance rate increases totaled $1.31 billion and $1.81 billion in the month and three months ended December 31, 2023, respectively, after implementing $517 million and $1.49 billion of rate increases in the third quarter and second quarter of 2023, respectively. (4) Represents the impact in the locations where rate changes were implemented during the period as a percentage of its respective total prior year-end premiums written in those same locations. (5) Excludes the impact to average premium from inflation in insured home replacement costs and other aging factor adjustments.